SIMMONS BEDDING COMPANY NAMES STEVE FENDRICH PRESIDENT AND COO
-Industry veteran and former EVP of Sales will lead company’s sales, marketing and operations-

(ATLANTA – December 4, 2007) – Simmons Bedding Company, a leading provider of premium-branded bedding products, announced today that Steve Fendrich has been named president and chief operating officer effective January 1. Mr. Fendrich will report to Chairman and CEO Charlie Eitel and is succeeded by Dominick Azevedo, senior vice president of sales, who will assume the role of executive vice president of sales. In addition to Mr. Azevedo, Tim Oakhill, executive vice president of marketing, Rob Burch, executive vice president of operations, Scott Smalling, president of Simmons’ specialty division, and Paul Bognar, president of Simmons Canada, will also report to Mr. Fendrich under the new structure.
“Steve’s more than 24 years of experience in the bedding industry has helped us to gain a deeper understanding of our retailers’ needs, which, in turn, has contributed to record sales despite a very competitive environment,” said Mr. Eitel. “Steve’s vision and motivation have driven us to strive for excellence in all areas of our business. I could not be more pleased about this appointment and look forward to continued success with Steve at the helm.”
Under Mr. Fendrich’s leadership in sales, Simmons has gained considerable market share as a result of ten successive quarters of domestic sales growth. Mr. Fendrich has been instrumental in devising and overseeing the company’s strategy to compete at a broad range of retail price points, which has been one of the principal drivers of sales growth.
Since joining Simmons in August 2005, Mr. Fendrich made significant improvements to the company by realigning its sales organization to deliver higher service levels to its dealers. Mr. Fendrich also had a leadership role in the company’s decision to exit retail with the sale of its subsidiary Sleep Country USA in 2006, and he has been instrumental in the integration of the company’s two most recent acquisitions, former licensee Simmons Canada in 2006 and specialty sleep manufacturer ComforPedic earlier this year.
“I am honored to be part of a company that is committed to world-class service in every area in which it operates,” said Mr. Fendrich. “Since I joined the executive leadership team over two years ago, I have been consistently impressed with the caliber of talent across all facets of the organization. I’m very excited about continuing to work together in my new role to sustain our positive momentum.”
Prior to joining Simmons, Mr. Fendrich was chief executive officer and president of the company’s former Sleep Country USA retail operations. Before his role at Sleep Country, Mr. Fendrich was a co-founder and former owner of The Mattress Firm, one of the nation’s largest mattress retailers. From 1986 to 2000, he managed The Mattress Firm’s expansion from its original location in Houston to more than 200 company-owned and franchised stores across the United States.

About Simmons

Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world’s largest mattress manufacturers, manufacturing and marketing a broad range of products under brands including Beautyrest®, Beautyrest Black™, Natural Care™, ComforPedic by Simmons™, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding Company operates 21 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups, casinos and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the company’s Web site at www.simmons.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect our current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this call. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from our expectations. These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of our new products and the future costs to roll out such products; (iv) our relationships with and viability of our major suppliers; (v) fluctuations in our costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our ability to increase prices on our products and the effect of these price increases on our unit sales; (viii) an increase in our return rates and warranty claims; (ix) our labor relations; (x) departure of our key personnel; (xi) encroachments on our intellectual property; (xii) our product liability claims; (xiii) our level of indebtedness; (xiv) interest rate risks; (xv) foreign currency exchange rate risks; (xvi) compliance with covenants in our debt agreements; (xvii) our future acquisitions; (xviii) our ability to successfully integrate Simmons Canada and ComforPedic into our operations; (xix) our ability to achieve the expected benefits from any personnel realignments; (xx) our ability to successfully implement our new enterprise resource planning system; and (xxi) other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.